Exhibit 10.37

DOMINION RESOURCES, INC.

AMENDMENT TO

2005 INCENTIVE COMPENSATION PLAN

Originally Effective May 1, 2005

As Amended and Restated Effective May 5, 2009

Section 7(d) is amended to read as follows:

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in this paragraph (d) with respect to dividends and in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock. Dividends or other distributions payable to the Participant with respect to his or her award of Restricted Stock shall be paid at the same time such dividends or other distributions are paid to other shareholders of record, unless the Grant Agreement provides that (i) any dividends or other distributions with respect to any outstanding shares of Restricted Stock that are payable in Company Stock shall be subject to the same restrictions as the underlying shares of Restricted Stock; and (ii) for any dividends or other distributions payable in cash, either (A) an equivalent number of additional shares of Restricted Stock (based on the Fair Market Value of Company Stock on the dividend payment date) shall be issued subject to the same restrictions as the underlying shares of Restricted Stock, or (B) the dividends shall be withheld and accumulated without interest in an unfunded bookkeeping account for the Participant, which account shall be subject to the same restrictions to which the underlying shares of Restricted Stock are subject, plus any additional restrictions or conditions necessary to comply with Code section 409A, and which shall be distributable in cash upon and to the extent of the lapsing or removal of such restrictions, or forfeitable (as the case may be) to the Company upon and to the extent the underlying shares of Restricted Stock are forfeited. Such bookkeeping account shall be paid, if at all, from the general assets of the Company, and the Participant’s right to receive any amounts credited to such account shall be solely that of an unsecured general creditor of the Company. Certificates representing Restricted Stock shall be held by Dominion (or the Company may hold the Restricted Stock in uncertificated form) until the restrictions lapse and upon request the Participant shall provide Dominion with appropriate stock powers endorsed in blank.